UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LifeStance Health Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LifeStance Health Group, Inc.

4800 N. Scottsdale Road

Suite 6000

Scottsdale, Arizona 85251

Dear Stockholders:

You are cordially invited to attend the LifeStance Health Group, Inc. Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 1, 2023, at 1:00 p.m. Eastern Time. Our Annual Meeting will be in a fully virtual format. We believe hosting a virtual meeting will allow for greater stockholder attendance at the Annual Meeting by enabling stockholders who might not otherwise be able to travel to a physical meeting to attend online and participate from any location. Stockholders will be able to register to attend and vote online (for those who intend to vote at the Annual Meeting) at www.proxydocs.com/LFST. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access, and to vote and submit questions during, the Annual Meeting. The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation.

On April 21, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for the Annual Meeting and our 2022 Annual Report on Form 10-K. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement.

The proxy statement accompanying this letter describes the business we will consider at the meeting. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares promptly by mail, telephone or Internet as instructed on the enclosed proxy card or voting instruction card. Proxies forwarded by or for brokers or fiduciaries should be returned as requested by them.

We hope that you will be able to join us virtually on June 1st.

Sincerely,

Kenneth Burdick
Chief Executive Officer and Chairman of the Board

IF YOU PLAN TO ATTEND THE MEETING

The Notice of Internet Availability, proxy card, or voting instruction form that accompanied your proxy materials includes your control number, which when entered at www.proxydocs.com/LFST will serve as an admission ticket for one stockholder to register for and attend the Annual Meeting. On April 21, 2023, we also first mailed this proxy statement and the enclosed proxy card to certain stockholders. If you received a paper copy of the proxy materials in the mail, the proxy card includes the control number for one stockholder to attend the Annual Meeting. Stockholders holding stock in brokerage accounts (“street name” holders) will need to obtain the control number reflecting their stock ownership as of the record date, April 14, 2023 from their broker, bank or other nominee.

LifeStance Health Group, Inc.

4800 N. Scottsdale Road

Suite 6000

Scottsdale, Arizona 85251

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of LifeStance Health Group, Inc. (the “Company”) will be held on Thursday, June 1, 2023. Our Annual Meeting will be in a fully virtual format. We believe hosting a virtual meeting will allow for greater stockholder attendance at the Annual Meeting by enabling stockholders who might not otherwise be able to travel to a physical meeting to attend online and participate from any location. The Annual Meeting may be accessed by entering the control number provided on your proxy card, voting instruction form, or Notice of Internet Availability at www.proxydocs.com/LFST. Login will be available starting at 12:45 p.m. Eastern Time and the meeting will begin promptly at 1:00 p.m. Eastern Time, for the following purposes:

1.
Election of the three director nominees named in the Proxy Statement to serve until the 2026 annual meeting of stockholders;
2.
Ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the year ended December 31, 2023; and
3.
Transacting such other business as may properly come before the meeting or any adjournment thereof.

These proposals are more fully described in the Proxy Statement accompanying this Notice.

April 14, 2023 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only stockholders of record at the close of business as of the record date will be entitled to notice of, and to vote at, the Annual Meeting. If you would like an opportunity to view the stockholder list, it will be available 10 days in advance of the meeting. Please contact the Corporate Secretary to make accommodations to view the list. Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to vote by Internet, by telephone or by completing, signing and dating your printable proxy card and returning it as soon as possible. If you are voting by Internet or by telephone, please follow the instructions on your proxy card. If you attend the Annual Meeting and vote during the meeting, your proxy will not be used.

If you need assistance voting your shares, please send an e-mail to investor.relations@lifestance.com.

You may attend the Annual Meeting and vote your shares during the meeting, even if you previously voted by Internet, telephone or if you returned your proxy card. Your proxy (including a proxy granted by the Internet or by telephone) may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to the Company’s Corporate Secretary in Scottsdale, Arizona, voting again by Internet or telephone, or attending the Annual Meeting and voting during the meeting. If you are a registered stockholder (meaning you hold your shares directly in your name), you must enter a valid control number to attend the meeting. If you are a beneficial stockholder (meaning your shares are held in the name of a broker, bank, nominee or other holder of record), you will also need to enter a valid control number showing proof of ownership to attend the meeting.

We look forward to seeing you. Thank you for your ongoing support of and interest in LifeStance Health Group, Inc.

By Order of the Board of Directors,

Ryan Pardo
Chief Legal Officer and Corporate Secretary

April 21, 2023

Important notice regarding the Internet availability of proxy materials for the stockholders meeting to be held on June 1, 2023. Stockholders may access, view and download the 2023 Proxy Statement and the 2022 Annual Report at www.proxydocs.com/LFST.

LifeStance Health Group, Inc.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

June 1, 2023

INTRODUCTION

This Proxy Statement provides information for stockholders of LifeStance Health Group, Inc. (“we,” “us,” “our,” “LifeStance” and the “Company”), as part of the solicitation of proxies by the Company and its board of directors (the “Board of Directors”) from holders of the outstanding shares of the Company’s common stock, par value $0.01 per share, for use at the Company’s annual meeting of stockholders to be held in a virtual format at www.proxydocs.com/LFST at 1:00 p.m. Eastern Time on June 1, 2023, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:

1.
Election of the three director nominees named in the Proxy Statement to serve until the 2026 annual meeting of stockholders;
2.
Ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the year ended December 31, 2023; and
3.
Transacting such other business as may properly come before the meeting or any adjournment thereof.

A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this Proxy Statement and our 2022 Annual Report on Form 10-K, is being mailed to stockholders on or about April 21, 2023. The Notice also provides instructions on how to vote over the Internet, by phone or by mail. If you receive a Notice by mail, you will not receive printed and mailed proxy materials unless you specifically request them.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We include this Q&A section to provide some background information and brief answers to several questions you might have about the Annual Meeting. We encourage you to read the enclosed Proxy Statement in its entirety.

Why are we providing these materials?

Our Board of Directors is providing these materials to you in connection with our Annual Meeting, which will take place on June 1, 2023, and will be held in a virtual format accessible by registering at www.proxydocs.com/LFST. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described herein. Please be sure to retain the control number listed on your proxy card, voting instruction form, or Notice in order to attend our virtual stockholders’ meeting.

What information is contained in this Proxy Statement?

This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid officers, and other required information.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•
Elect the three director nominees named in this Proxy Statement to serve until the 2026 annual meeting of stockholders; and
•
Ratify the appointment of PwC as our independent registered public accounting firm for the year ended December 31, 2023.

We will also consider other business that properly comes before the Annual Meeting.

What shares can I vote?

You may vote all shares of common stock that you owned as of the close of business on the record date, April 14, 2023. You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a broker, bank, or other nominee. The proxy card will indicate the number of shares.

As of April 14, 2023, there were 376,763,399 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

A list of stockholders will be available at our headquarters at 4800 N. Scottsdale Road, Suite 6000, Scottsdale, Arizona 85251 for a period of 10 days prior to the Annual Meeting.

What are the voting rights of stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting.

What is the difference between being a stockholder of record and a beneficial owner?

Many of our stockholders hold their shares through brokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

Stockholder of record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card or to vote at the Annual Meeting.

Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Notice.

How do stockholders vote?

Stockholder of record: If you are a stockholder of record, you may have your shares voted on matters presented at the Annual Meeting in any of the following ways:

•
During the meeting—you may attend the Annual Meeting virtually and cast your vote then. If you have already voted online, by telephone or by mail, your vote at the Annual Meeting will supersede your prior vote.
•
By proxy—stockholders of record have a choice of voting by proxy:
•
over the Internet at www.proxypush.com/LFST;
•
by using the toll-free telephone number noted on your proxy card; or
•
by executing and returning a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

If you properly cast your vote by either voting your proxy via Internet, telephone or by executing and returning the proxy card, and if your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If any other matter is presented, your proxy will vote in accordance with the proxy holders’ best judgment. At the time we mailed these proxy materials, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

If you sign the proxy card but do not make specific choices, the proxy holder will vote your shares as recommended by the Board of Directors. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your broker, bank or other nominee authorizing you to vote.

A control number, located on your proxy card, voting instruction form, or Notice, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote by telephone or Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Beneficial owner: If you are the beneficial owner of shares held in “street name,” you may vote by following the instructions sent to you by your broker, bank or other nominee and the instructions on the Notice. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other nominee

What is a proxy holder?

We are designating David Bourdon, our Chief Financial Officer and Treasurer, and Ryan Pardo, our Chief Legal Officer and Corporate Secretary, to hold and vote all properly-tendered proxies (except votes “withheld”). If you have indicated a vote, Mr. Bourdon or Mr. Pardo will vote accordingly. If you have left a vote blank, Mr. Bourdon or Mr. Pardo will vote as the Board of Directors recommends. While we do not expect any other business to come up for a vote, if it does, the proxy holder will vote in his discretion. If a director nominee is unwilling or unable to serve, the proxy holder will vote in his discretion for an alternative nominee.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares:

•
“ FOR ” the election of the Board of Directors’ nominees; and
•
“ FOR ” the ratification of the appointment of PwC.

May my broker vote for me?

If your broker holds your shares in street name, the broker may vote your shares on routine matters even if it does not receive instructions from you.

What are abstentions and broker non-votes?

An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers, banks or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the Securities and Exchange Commission (“SEC”), we expect that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 2) will be a routine matter and that the election of each nominee for director (Proposal 1) will be a non-routine matter. Accordingly, if you hold your shares through a broker, bank or other nominee and you do not timely provide your broker, bank or other nominee with specific instructions on how to vote your shares, your broker, bank or other nominee would not be authorized to cast a vote on your behalf on Proposal 1 (election of each nominee for director) but would be authorized to cast a vote on your behalf, in its discretion, on Proposal 2 (ratification of the appointment of PwC). In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes and abstentions will have no effect on the outcome of each proposal. Brokers, banks and other nominees generally have discretionary authority to vote on the ratification of the appointment of an independent registered public accounting firm (Proposal 2); thus, we do not expect any broker non-votes on this matter.

Can I change my vote or revoke my proxy?

Yes, you may change your vote after you send in your proxy card or vote your shares via the Internet or by telephone by following these procedures:

•
Entering a new vote online;
•
Entering a new vote by telephone;
•
Signing and returning a new proxy card bearing a later date, which will automatically revoke your earlier proxy instructions; or
•
Attending the Annual Meeting and voting during the meeting.

What constitutes a quorum for the Annual Meeting?

The presence at the meeting, in person at the virtual meeting or by proxy, of the holders of common stock representing a majority of the total votes entitled to be cast by the holders of all outstanding shares of capital stock of the Company on the record date will constitute a quorum, permitting the meeting to conduct its business.

As of the record date, there were 376,763,399 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. Both abstentions and “broker non-votes” (when a broker does not have authority to vote on the proposal in question) are counted as present for the purpose of determining the presence of a quorum.

What vote is required to approve the election of directors (Proposal 1)?

Director nominees are elected by plurality vote. Therefore, if you do not vote “for” a nominee, or you “withhold” authority to vote for a nominee, your vote will not count either “for” or “against” the nominee. Broker non-votes will have no effect on the outcome of Proposal 1.

What vote is required to ratify the selection of PwC as the Company’s independent registered public accounting firm for the year ended December 31, 2023 (Proposal 2)?

Proposal 2 will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. You may vote “for” or “against,” or abstain from voting on Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2.

What does it mean if I receive more than one Notice?

You may receive more than one Notice if, for example, you hold your shares in multiple brokerage accounts. You must vote based on the instructions in each Notice separately.

How are votes counted?

Mediant Communication, Inc. has been appointed to be the Inspector of Elections and in this capacity will supervise the voting, decide the validity of proxies and certify the results. We will publish final vote counts within four business days after the Annual Meeting on a Current Report on Form 8-K.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except as necessary (i) to meet applicable legal requirements, (ii) to allow for tabulation and certification of the vote, and (iii) to facilitate successful proxy solicitation by the Board of Directors.

Who pays for costs relating to the proxy materials and Annual Meeting?

The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in doing so.

Who can attend the Annual Meeting?

Any Company stockholder as of the close of business on the record date may attend the meeting. Stockholders must present a valid control number in order to be admitted to the meeting.

How can I attend the virtual annual meeting?

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on the record date may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

In order to attend the Annual Meeting, you must register at www.proxydocs.com/LFST. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 1:00 p.m. Eastern Time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

How can I submit questions before and during the virtual annual meeting?

Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders.

We will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting, with the exception of any questions that are not related to the matters being considered at the Annual Meeting or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

PROPOSAL 1:

Election of Directors

Our business operates under the direction of our Board of Directors, which currently consists of nine directors. In accordance with our Amended and Restated Certificate of Incorporation, our Board of Directors consists of three classes of approximately equal size: Classes I, II, and III, with terms expiring in 2025, 2023, and 2024, respectively. Darren Black, Eric Shuey and Robert Bessler, M.D. are the Class II directors whose terms expire at the Annual Meeting. Our Board of Directors has nominated, and stockholders are being asked to reelect, Mr. Black, Mr. Shuey and Dr. Bessler for three-year terms expiring at our 2026 annual meeting of stockholders. If elected, the nominees will each hold office until the conclusion of our 2026 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation, or removal.

Each of the three nominees currently serves as a director of the Company. Mr. Black, Mr. Shuey and Dr. Bessler were elected by stockholders in 2021. The Board of Directors is not aware of any nominee who will be unable or unwilling to serve as a director if elected at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material, is shown later in this Proxy Statement.

The Board of Directors recommends a vote FOR the election of each of the nominees as director.

BOARD OF DIRECTORS

The following table sets forth the name, age, and position, as of April 14, 2023, of individuals who currently serve as directors on our Board.

Name	Age	Position
Kenneth Burdick	64	Chairman of the Board of Directors and Chief Executive Officer
Robert Bessler	50	Director
Darren Black	50	Director
Jeffrey Crisan	49	Director
William Miller	55	Director
Jeffrey Rhodes	47	Director
Eric Shuey	55	Director
Katherine Wood	37	Director
Seema Verma	52	Director

Class II-Directors with Terms Expiring in 2023

Darren Black has served on our Board of Directors since 2017, and on the board of our predecessor since 2015. Mr. Black is a Managing Director with Summit Partners. Mr. Black joined Summit Partners in 2013 and focuses primarily on the health care and life sciences sector. Mr. Black also serves on the boards of InnovaCare Health, Leon Medical Centers, Paradigm Outcomes, PharmScript, Sound Physicians, VaxCare, Veranex Group Holdings, L.P. and U.S. Renal Care. Prior to Summit, Darren was a Managing Partner with SV Life Sciences, where he focused on health care services, health care information technology and pharmaceutical services. Prior to SV Life Sciences, Darren was Cofounder and President of two companies—ClinCare and PharmaStar. Previously, he was a health care consultant for Accenture. Darren holds an AB in government from Harvard College and an MBA from the Wharton School of the University of Pennsylvania. We believe Mr. Black is qualified to serve on our Board of Directors based on his investment experience in the healthcare industry.

Eric Shuey has served on our Board of Directors since 2018. Mr. Shuey is a Partner at Revelstoke Capital Partners LLC where he focuses on the health care services sector. Mr. Shuey also serves on the boards of Genea, Partners Surgical, Sound Physicians and U.S. Renal Care. Prior to Revelstoke, he was a co-founder and served as the President of Liberty Health Partners which was merged with Remedy Partners. In addition, he served as a senior Corporate Development executive for Fresenius Medical Care North America from 2012 until 2017, and Chief Financial Officer of Liberty Dialysis LLC from 2006 until 2012. Prior to joining Liberty Dialysis, he served as a Director at DB Capital Partners, the private equity arm of Deutsche Bank, and a Principal at Aurora Capital Group. Mr. Shuey earned an MBA from the Wharton School of Business. He earned his BA degree from California State University, Fullerton. We believe Mr. Shuey is qualified to serve on our Board of Directors based on his financial and leadership experience.

Robert Bessler, M.D. has served on our Board of Directors since 2017. Dr. Bessler founded Sound Physicians in 2001 and serves as its Chief Executive Officer and Chairman. Dr. Bessler also serves on the boards of directors of private organizations, including UpStream Rehabilitation and BroadJump, LLC. Dr. Bessler holds a Bachelors’ degree from Tufts University and an MD from Case Western Reserve University School of Medicine. Dr. Bessler completed his residency in emergency medicine at the MetroHealth Medical Center and Cleveland Clinic, in Cleveland Ohio. We believe Dr. Bessler is qualified to serve on our Board of Directors based on his experience and leadership roles in the medical industry.

Class III-Directors with Terms Expiring in 2024

Kenneth Burdick has served as our Chief Executive Officer and Chairman of our Board of Directors since September 2022. Prior to joining LifeStance, Mr. Burdick served as the Executive Vice President of Markets and Products of Centene Corporation from January 2020 until February 2021. Mr. Burdick served as the Chief Executive Officer of WellCare Health Plans, Inc. from 2015 until January 2020 when the company was acquired by Centene. Mr. Burdick joined WellCare in 2014, serving initially as President, National Health Plans and then as President and Chief Operating Officer. Mr. Burdick served as the President and Chief Executive Officer of Blue Cross and Blue Shield of Minnesota from February 2012 to July 2012. From August 2010 to February 2012, Mr. Burdick served as Chief Executive Officer of the Medicaid and Behavioral Health businesses of Coventry Health Care, Inc. From October 1995 to May 2009, Mr. Burdick held a variety of positions with UnitedHealth Group, Inc., including Chief Executive Officer of UnitedHealthcare from 2006 to 2008 and Chief Executive Officer of Secured Horizons (Medicare division of UnitedHealthcare) from 2008 to 2009. Mr. Burdick currently serves on the Board of Directors of Centene Corporation. He also served on the Board of Directors of Big Brothers Big Sisters of America from 2017 to 2022, including as National Board Chair from July 2018 to June 2022. Mr. Burdick holds a BA in American Studies from Amherst College and a JD from the University of Connecticut School of Law. We believe Mr. Burdick is qualified to serve on our Board of Directors based on his knowledge of our Company through his role as our Chief Executive Officer.

Jeffrey Rhodes has served on our Board of Directors since 2020. Mr. Rhodes is a Co-Managing Partner of TPG Capital, where he has worked since July 2005. Mr. Rhodes co-leads the health care group and the firm’s investment activities in the health care services, pharmaceutical and medical device sectors. Mr. Rhodes has served on the boards of directors of Covetrus since October 2022, ClaimsXten since October 2022, Troon since December 2021, Pediatric Associates since December 2021, BVI since January 2017, and WellSky since February 2017. Mr. Rhodes previously served on the boards of Immucor from September 2011 to March 2023, Kelsey Seybold Clinic from January 2020 to April 2022, Kindred at Home from July 2018 to August 2021, Kindred Healthcare from July 2018 to December 2021, Surgical Care Affiliates from June 2007 to March 2017, and as a founding board member of the Healthcare Private Equity Association, which was founded in May 2010. Mr. Rhodes holds a Bachelor of Arts degree in economics from Williams College and an MBA from the Harvard Business School. We believe that Mr. Rhodes’ longstanding experience in healthcare and service on boards of public companies make him well qualified to serve as our Director.

William Miller has served on our Board of Directors since 2020. Mr. Miller is Chairman and CEO of WellSky. Prior to joining WellSky in July 2017, Mr. Miller served as the CEO of OptumInsight, a division of Optum, which is the health services platform of UnitedHealth Group. Prior to OptumInsight, Mr. Miller served as senior vice president of technologies at Cerner Corporation, where he had global responsibility for the company’s managed services, outsourcing, and technology services business units. Mr. Miller holds a Bachelor’s degree in Economics from the University of Kansas and a master’s degree in Urban Planning and Public Policy from the University of Kansas. We believe Mr. Miller is qualified to serve on our Board of Directors based on his industry experience, including as a chief executive officer of a health services company.

Class I-Directors with Terms Expiring in 2025

Jeffrey Crisan has served on our Board of Directors since 2017, and on the board of our predecessor since 2015. Mr. Crisan founded Silversmith Capital Partners in 2015 and currently serves as Managing Partner. Prior to founding Silversmith, Mr. Crisan served as Managing Director of Bain Capital Ventures. While at Bain Capital Ventures, Mr. Crisan’s investments were predominantly growth equity investments in both Healthcare IT & Services as well as SaaS & Information Services. Mr. Crisan previously served in various roles at Bain Capital and Bain & Company. Mr. Crisan also serves on the boards of US Health Partners, Iodine Software, MediQuant, Upperline Health, Fortified Health Security, Inc. and Partners Surgical. Mr. Crisan holds a BA from Dartmouth College and an MBA from Harvard Business School. We believe Mr. Crisan is qualified to serve on our Board of Directors based on his investment and leadership experience.

Katherine Wood has served on our Board of Directors since 2020. Ms. Wood is a Partner of TPG Capital, where she focuses on investments in the health care sector. Ms. Wood also serves on the boards of Convey Health Solutions and Ellodi, and was previously on the boards of Neogene Therapeutics, Adare and AskBio. She has also been involved in TPG’s investments in Allogene Therapeutics, Aptalis, EnvisionRx, IASIS and Par Pharmaceutical. Prior to joining TPG in 2009, Ms. Wood worked in health care investment banking at Goldman, Sachs & Co. Ms. Wood holds a Bachelor of Science degree in molecular and cell biology from Stanford University, and an MBA from Harvard Business School. We believe Ms. Wood is qualified to serve on our Board of Directors based on her investment experience in the healthcare industry.

Seema Verma has served on our Board of Directors since 2021. Ms. Verma served as Administrator of the Centers for Medicare & Medicaid Services (CMS) from 2017 to 2021, where she oversaw health insurance programs for over 140 million Americans. Prior to CMS, Ms. Verma was the founder and CEO of a health policy consulting firm helping states and private industry navigate a range of healthcare issues. Ms. Verma also serves on the boards of WellSky, ClaimsXten, Lumeris, Inc. and Monogram Health. Ms. Verma received a BS in life sciences from the University of Maryland and an MPH with a concentration in health policy and management from Johns Hopkins University. We believe Ms. Verma is qualified to serve on our Board of Directors as she is a leading national health policy expert with over two decades of experience in the healthcare industry

CORPORATE GOVERNANCE

Board Composition

Our business and affairs are managed under the direction of the Board of Directors. Our Amended and Restated Certificate of Incorporation provides that our Board shall consist of at least three directors but not more than twelve directors and that the number of directors may be fixed from time to time by resolution of our Board of Directors. Our Board is divided into three classes, as follows:

•
Class I, which consists of Jeffrey Crisan, Katherine Wood and Seema Verma. The terms of Mr. Crisan, Ms. Wood and Ms. Verma will continue until our 2025 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation or removal;
•
Class II, which consists of Darren Black, Eric Shuey and Robert Bessler, M.D. The terms of Mr. Black, Mr. Shuey and Dr. Bessler will continue until the Annual Meeting and a successor is duly elected and qualified or until earlier death, resignation or removal; and
•
Class III, which consists of Kenneth Burdick, Jeffrey Rhodes and William Miller. The terms of Mr. Burdick, Mr. Rhodes and Mr. Miller will continue until our 2024 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation or removal.

At this time, the Board of Directors believes that the classified board structure is in the best interests of the Company. The three-year term will ensure that at any given time the majority of the directors will have deep knowledge of the Company and a firm understanding of its goals, and it allows for continuity and stability of our Board, promoting the balance of long-term and short-term interests of the Company and its stockholders. The structure also safeguards the Company from third-party takeover attempts, as it will require a longer period to change majority control of the board. A classified board remains accountable to the Company’s stockholders. The directors continue to have a fiduciary responsibility to the stockholders, and the stockholders have the ability to elect one third of the Board of Directors annually to ensure their interests are represented.

Amendments to certain provisions of our Amended and Restated Certificate of Incorporation and bylaws, including the classified board provision, require the approval of, (i) prior to the first date (the “Trigger Date”) on which affiliates of TPG Inc. (“TPG”), Summit Partners, L.P. (“Summit”), and Silversmith Capital Partners, L.P. (“Silversmith”), and their respective successors, transferees and affiliates (collectively, the “Sponsor Investors”) cease collectively to beneficially own (directly or indirectly) more than 50% of our outstanding shares of common stock, the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Company and (ii) from and after the Trigger Date, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Company. The Company believes this heightened threshold following the Trigger Date is appropriate as it relates to fundamental elements of our corporate governance. The provision does not preclude changes being made to governing documents but rather it requires broad stockholder consensus in order to effect change. By requiring a 66 2/3% stockholder vote, the Board of Directors will be better positioned to protect the Company from third-party takeover attempts and encourage those interested in acquiring the Company to negotiate directly with the Board of Directors.

In connection with our initial public offering, we entered into a stockholders’ agreement with investment entities controlled by the Sponsor Investors that provides the Sponsor Investors with nomination rights with respect to our Board of Directors. Under the agreement, we and the Sponsor Investors are required to take all necessary action to cause the Board of Directors to include individuals designated by the Sponsor Investors in the slate of nominees recommended by the Board of Directors for election by our stockholders, as follows:

•
for so long as TPG owns at least 50% of the shares of our common stock held by TPG upon completion of our initial public offering, TPG will be entitled to designate four individuals for nomination, including two directors not employed by TPG;
•
for so long as TPG owns less than 50% but at least 35% of the shares of our common stock held by TPG upon completion of our initial public offering, TPG will be entitled to designate three individuals for nomination, including one director not employed by TPG;
•
for so long as TPG owns less than 35% but at least 20% of the shares of our common stock held by TPG upon completion of our initial public offering, TPG will be entitled to designate two individuals for nomination;
•
for so long as TPG owns less than 20% but at least 5% of the shares of our common stock held by TPG upon completion of our initial public offering, TPG will be entitled to designate one individual for nomination;
•
for so long as Summit and its affiliates owns at least 20% of the shares of our common stock held by Summit and its affiliates upon completion of our initial public offering, Summit will be entitled to designate one individual for nomination; and

•
for so long as Silversmith and its affiliates owns at least 50% of the shares of our common stock held by Silversmith and its affiliates upon completion of our initial public offering, Silversmith will be entitled to designate one individual for nomination.

TPG, Summit and Silversmith also have the exclusive right to remove their respective designees and to fill vacancies created by the removal or resignation of their designees, and the Sponsor Investors are required to take all necessary action to cause such removals and fill such vacancies at the request of TPG, Summit or Silversmith, as applicable.

William Miller, Jeffrey Rhodes, Katherine Wood and Seema Verma were each designated by TPG for nomination to our Board of Directors. Darren Black was designated by Summit for nomination to our Board of Directors. Jeffrey Crisan was designated by Silversmith for nomination to our Board of Directors.

Director Independence

We are a “controlled company” under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). As a “controlled company,” we may elect to not comply with certain governance requirements, including the requirements to (i) have a majority of independent directors, (ii) maintain a compensation committee composed entirely of independent directors and (iii) maintain a corporate governance and nominating committee composed of independent directors or have the responsibilities that would otherwise be undertaken by a corporate governance and nominating committee undertaken solely by the independent directors of the board of directors.

Accordingly, if we choose to avail ourselves of these exemptions, our stockholders will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements and the ability of our independent directors to influence our business policies and affairs may be reduced. When we cease to be a “controlled company,” we will be required to comply with these provisions within the transition periods specified in Nasdaq rules.

These exemptions do not modify the independence requirements for our Audit Committee, and we comply with the applicable requirements of the Sarbanes-Oxley Act and Nasdaq rules with respect to our Audit Committee. See “Board Meetings, Attendance and Committees—Audit Committee.”

The Board of Directors evaluates the relationships of each director and any director nominees with the Company and makes an affirmative determination whether such director or nominee is independent. Pursuant to our corporate governance guidelines, an independent director shall be one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of Nasdaq, including the requirement that the Board of Directors must have affirmatively determined that the director has no material relationships with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. To guide its determination as to whether or not a business or charitable relationship between the Company and an organization with which a director is so affiliated is material, the Board of Directors, or a designated committee of the Board of Directors, may from time to time adopt categorical standards of independence. Our Board of Directors has determined that Robert Bessler, Darren Black, Jeffrey Crisan, William Miller, Jeffrey Rhodes, Eric Shuey, Katherine Wood and Seema Verma are independent directors under the rules of Nasdaq.

Annual Board and Committee Performance Review

Pursuant to our corporate governance guidelines, our nominating and corporate governance committee is responsible for reporting annually to the Board of Directors an evaluation of the overall performance of the Board of Directors. Additionally, the charters of our audit committee, compensation committee, quality and compliance committee and nominating and corporate governance committees each provide that the respective committee is responsible for performing or participating in an annual evaluation of its performance, the results of which are to be presented to the Board of Directors.

Board of Directors Leadership Structure

Our corporate governance guidelines provide maximum flexibility to the Board of Directors in choosing a Chairman of the Board of Directors. The corporate governance guidelines provide that such offices may be held by different people or the same person, as determined by the Board of Directors. The Board of Directors believes that it is in the best interests of the Company for the Board of Directors to make a determination regarding whether or not to separate the roles of the Chairperson and the Chief Executive Officer based on the then-current circumstances. The roles of Chief Executive Officer and Chairman of the Board are currently held by Mr. Burdick.

Board Meetings, Attendance and Committees

Our Board of Directors met six times during 2022. Each director attended at least 75% of the aggregate meetings of the Board and meetings of the board committees on which such director served in 2022. The Board also approved certain actions by unanimous written consent in lieu of a meeting.

It is our policy that our directors attend annual meetings of stockholders. All of our directors attended our 2022 annual meeting.

As of the date of this Proxy Statement, our Board has four standing committees: the audit committee; the compensation committee; the quality and compliance committee; and the nominating and corporate governance committee. Each committee operates under its own written charter adopted by the Board, each of which is available on our website at https://investor.lifestance.com/corporate-governance/governance-documents.

Audit Committee

Our audit committee is composed of Darren Black, Jeffrey Crisan and Eric Shuey, with Eric Shuey serving as chairperson of the committee. Our Board of Directors has determined each member of our Audit Committee meets the definition of “independent director” under the rules of Nasdaq and each member of our Audit Committee meets the definition of “independent director” under Rule 10A-3 under the Exchange Act. None of our audit committee members simultaneously serves on the audit committees of more than three public companies, including ours. Our Board of Directors has determined that Eric Shuey is an “audit committee financial expert” within the meaning of the SEC’s regulations and applicable listing standards of Nasdaq. The audit committee’s responsibilities include:

•
appointing, approving the compensation of, and assessing the qualifications, performance, and independence of our independent registered public accounting firm;
•
pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and interim consolidated financial statements and related disclosures as well as critical accounting policies and practices used by us;
•
reviewing the adequacy of our internal control over financial reporting;
•
reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;
•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•
recommending, based upon the audit committee’s review and discussions with management and the independent registered public accounting firm, the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K;
•
reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board of Directors for approval;
•
monitoring our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;
•
overseeing the integrity of our information technology systems, process and cybersecurity;
•
preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement; and
•
reviewing and discussing with management and our independent registered public accounting firm our earnings releases.

During the year ended December 31, 2022, the audit committee met 11 times.

Compensation Committee

Our compensation committee is composed of Darren Black, Jeffrey Crisan and Jeffrey Rhodes, with Jeffrey Rhodes serving as chairperson of the committee. The compensation committee has the authority to delegate to subcommittees of the compensation committee any of the responsibilities of the full committee and to officers of the Company such responsibilities of the full committee as may be permitted by applicable laws and in accordance with applicable Nasdaq rules. The compensation committee’s responsibilities include:

•
determining and approving the compensation of our Chief Executive Officer, including annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, and evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives;
•
reviewing and approving the corporate goals and objectives relevant to the compensation of our other executive officers;
•
reviewing and approving the compensation of our other executive officers;
•
appointing, compensating, and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;
•
conducting the independence assessment outlined in the rules of Nasdaq with respect to any compensation consultant, legal counsel, or other advisor retained by the compensation committee;
•
reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board of Directors for approval;
•
reviewing and establishing our overall management compensation philosophy and policy;
•
overseeing and administering our equity compensation and similar plans;
•
reviewing and approving our policies and procedures for the grant of equity-based awards and granting equity awards;
•
reviewing and making recommendations to the Board of Directors with respect to director compensation; and
•
reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

During the year ended December 31, 2022, the compensation committee met nine times.

Nominating and Governance Committee

Our nominating and governance committee is composed of Darren Black, William Miller and Jeffrey Rhodes, with Mr. Rhodes serving as chairperson of the committee. The nominating and governance committee’s responsibilities include:

•
developing and recommending to the Board of Directors criteria for board and committee membership;
•
establishing procedures for identifying and evaluating candidates for the Board of Directors, including nominees recommended by stockholders;
•
recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;
•
developing and recommending to the Board of Directors a set of corporate governance guidelines;
•
reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board of Directors for approval;
•
providing for new director orientation and continuing education for existing directors on a periodic basis;
•
performing an evaluation of the performance of the committee; and
•
overseeing the evaluation of the Board of Directors and management.

During the year ended December 31, 2022, the nominating and governance committee met four times.

Quality and Compliance Committee

Our quality and compliance committee is composed of Jeffrey Crisan, Seema Verma and Katherine Wood, with Katherine Wood serving as chairperson of the committee. The quality and compliance committee’s responsibilities include:

•
identifying, reviewing and analyzing laws and regulations applicable to the Company;
•
working with management to identify and address areas of focus for clinical quality and recommending and overseeing deployment of additional programs to support clinical quality;

•
recommending to the Board of Directors, and monitoring the implementation of, quality and compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;
•
reviewing significant quality and compliance opportunity and risk areas identified by management;
•
discussing periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial quality and compliance business risk and quality and compliance programs;
•
monitoring compliance with, authorizing waivers of, investigating alleged breaches of and enforcing the Company’s non-financial quality and compliance programs; and
•
reviewing Company procedures for the receipt, retention and treatment of complaints received regarding non-financial quality and compliance matters.

During the year ended December 31, 2022, the quality and compliance committee met four times.

Board Oversight of Risk Management

Management is responsible for the day-to-day management of risks the Company faces. The full Board of Directors has the ultimate oversight responsibility for the risk management process, and, through its committees, oversees risk in certain specified areas. In particular, our audit committee oversees management of enterprise risks as well as financial risks and is responsible for overseeing the review and approval of related party transactions. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our nominating and corporate governance committee oversees risks associated with business conduct and ethics. Our Board of Directors also oversees risks associated with our environmental, social, and corporate governance practices. Our quality and compliance committee generally monitors our quality and compliance programs and reviews significant non-financial risk areas. Pursuant to the Board of Directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full Board of Directors, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board of Directors and its committees.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee. For a description of transactions between us and members of our compensation committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions.”

Code of Conduct

We have adopted a code of conduct that applies to all of our employees, officers and directors (the “Code of Conduct”). The Code of Conduct is available on our website at https://investor.lifestance.com/corporate-governance/governance-documents. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Conduct affecting our directors or executive officers, we will disclose the nature of such amendment or waiver on that website or in a Current Report on Form 8-K.

Policy Against Hedging of Stock

Our insider trading policy prohibits our directors, officers and employees from entering into hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps and collars, because such transactions may permit a director, officer or employee to continue to own securities obtained through our employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as our other shareholders.

Corporate Governance Guidelines

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. The Board of Directors has adopted a set of corporate governance guidelines to set clear parameters for the operation of our Board of Directors. Our corporate governance guidelines are available on our website at https://investor.lifestance.com/corporate-governance/governance-documents.

Director Nomination Process

The nominating and corporate governance committee recommends, and the Board of Directors nominates, candidates to stand for election as directors. The nominating and corporate governance committee has the authority to engage search firms for the purpose of identifying highly qualified director candidates, for which such firms are paid a fee. Stockholders may also nominate persons to be elected as directors in accordance with our bylaws and applicable law, as described under “Additional Information-Requirements for Stockholder Proposals.”

Board Membership Criteria

We seek a Board of Directors that collectively possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee the Company’s business. Accordingly, the Board of Directors considers the qualifications of directors and director candidates individually and in the broader context of its overall composition and the Company’s current and future needs.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but takes into consideration each candidate’s ability, judgment and experience and the overall diversity and composition of our Board of Directors when recommending director nominees. The nominating and corporate governance committee does not have a written policy regarding stockholder nominations, but it is the practice of the committee to consider candidates proposed by stockholders if made in accordance with our bylaws.

We look for a Board that represents diversity as to experience, gender, and ethnicity/race, and that reflects a range of talents, ages, skills, viewpoints, professional experiences, geographies, and educational backgrounds.

Board Diversity Matrix (as of April 21, 2023 and April 21, 2022)

Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+				—
Demographic Background Undisclosed				—

Stockholder Engagement

We value stockholder engagement and strive for regular communication with our stockholders throughout the year. In addition to engaging with stockholders through our quarterly earnings calls, we routinely participate in direct investor meetings and investment community conferences.

Communications with Directors

Stockholders and other interested parties wishing to communicate directly with our Board of Directors or individual directors may do so by writing to the Board of Directors or such individual c/o the Corporate Secretary, LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 6000, Scottsdale, Arizona 85251. The Corporate Secretary will forward such communications to the Board of Directors or individual at or prior to the next meeting of the Board of Directors. The Corporate Secretary will not forward any communication determined in his good faith belief to be frivolous, unduly hostile, threatening or similarly unsuitable.

PROPOSAL 2:

Ratification of Independent Registered Public Accounting Firm

The audit committee of our Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the year ended December 31, 2023. We are asking our stockholders to ratify this appointment.

SEC and Nasdaq regulations require our audit committee to engage, retain, and supervise our independent registered public accounting firm. Our audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although stockholder ratification is not required by applicable law nor by our bylaws, we are submitting our selection of PwC as our independent registered public accounting firm as a matter of good corporate governance.

We expect that representatives of PwC will be present at the meeting, that the representatives will have the opportunity to make a statement if they so desire, and that they will be available to respond to appropriate questions.

PwC has served as our independent registered public accounting firm since 2020.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the audit committee charter, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors. Since the pre-approval policy was adopted in 2021, the audit committee pre-approved all audit and permitted non-audit services provided by PwC.

Principal Accountant Fees and Services

The following sets forth fees billed by PwC for the audit of our annual consolidated financial statements and other services rendered for the fiscal years ended December 31, 2022 and 2021:

	Year ended December 31,
	2022	2021
Audit Fees(1)	$1,813,500	$1,325,000
Audit Related Fees(2)	—	1,771,000
Tax Fees(3)	—	250,000
All Other Fees(4)	2,991	2,991
Total	$1,816,491	$3,348,991
(1)
Audit fees consists of fees billed for professional services performed by PwC for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements included in quarterly reports, and services that are normally provided by PwC in connection with statutory and regulatory filings.
(2)
Audit-related fees consists of fees billed by PwC for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include fees for professional services rendered in connection with registration statements and public offerings.
(3)
Tax fees consists of fees billed by PwC for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal and state tax compliance, mergers and acquisitions, and tax planning.
(4)
All other fees consists of fees related to a subscription to online accounting research and disclosure software.

There were no other fees billed by PwC for services rendered to us, other than the services described above, for fiscal years ended December 31, 2022 and 2021.

The Board recommends a vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the year ended December 31, 2023.

EXECUTIVE AND DIRECTOR COMPENSATION

This section provides an overview of the compensation awarded to, earned by, or paid to our principal executive officer, our former principal executive officer, and our next two most highly-compensated executive officers in respect of their service to us for the fiscal year ended December 31, 2022. We refer to these individuals as our named executive officers. Our named executive officers are:

Kenneth Burdick, our Chief Executive Officer;

Michael K. Lester, our former President and Chief Executive Officer;

Danish Qureshi, our President and Chief Operating Officer; and

David Bourdon, our Chief Financial Officer and Treasurer.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us for the fiscal years ended December 31, 2022 and, if applicable, December 31, 2021:

Name and principal position	Year	Salary(1) ($)	Stock awards(2) ($)	Option awards(3) ($)	Nonequity incentive plan compensation(4) ($)	All other compensation(5) ($)	Total ($)
Kenneth Burdick(6) Chief Executive Officer	2022	196,538	—	40,753,003	—	3,554	40,953,095
Michael K. Lester(7) Former President and Chief Executive Officer	2022	287,971	9,242,960	—	—	277,775	9,808,706
	2021	349,256	146,263,703	—	225,102	163,743	147,001,804
Danish Qureshi(8) President and Chief Operating Officer	2022	330,000	1,390,605	12,225,902	—	12,200	13,958,707
David Bourdon(9) Chief Financial Officer and Treasurer	2022	51,923	1,000,001	3,938,542	—	2,077	4,992,543

(1)
The amounts reported in this column include contributions made by the named executive officer to our 401(k) plan.
(2)
The amounts reported in this column for 2022 include the aggregate grant date fair value of restricted stock unit ("RSU") awards granted to Mr. Lester ($4,500,012) and Mr. Qureshi ($1,390,605) and of shares of our common stock granted to Mr. Bourdon ($1,000,001) during 2022. The grant date fair value was calculated by multiplying the number of RSUs or shares of common stock subject to the award by the closing price of a share of common stock on the grant date (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported), in accordance with FASB ASC Topic 718 and, with respect to RSUs subject to performance-based vesting conditions, was determined assuming that the performance-based vesting conditions were achieved in full (but not including any amounts attributable to performance-based RSUs eligible to vest based on performance in 2023 or 2024, as the performance targets for such awards was not established during 2022 and, as a result, such awards were not considered to be granted under FASB ASC Topic 718). The amount reported in this column for 2022 for Mr. Lester also includes the incremental fair value, as computed under FASB ASC Topic 718, related to adjustments to his RSU awards made in connection with his termination of employment ($4,742,948), as described in more detail below under “Lester Separation.” The amount reported in this column for 2021 for Mr. Lester includes the incremental fair value, as computed under FASB ASC Topic 718, related to adjustments to Class B Units made in connection with our initial public offering ($116,510,361). These incremental compensation charges do not reflect additional value actually received by any of our named executive officers and resulted only from the exchange and modifications made in connection with our initial public offering or in connection with Mr. Lester’s termination of employment. The amount reported in this column for 2021 also includes the grant date fair value of RSU awards granted to Mr. Lester ($29,753,342) during 2021, as computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2022.
(3)
The amounts reported in this column for 2022 reflect the grant date fair value of the options granted to our named executive officers in 2022, as computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures and, with respect to options subject to performance (market)-based vesting conditions, was determined using a Monte Carlo simulation. The assumptions used in calculating the grant date fair value of the options reported in this column are set forth in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2022.
(4)
None of our named executive officers received annual cash bonuses with respect to fiscal year 2022, as described under “2022 Base Salary and Annual Bonus” below. The amount reported in this column for 2021 reflects the annual cash bonus paid to Mr. Lester with respect to fiscal year 2021, based on the attainment of the corporate performance goals.
(5)
The amounts reported in this column for 2022 reflect matching contributions made under our 401(k) plan on behalf of each of Mr. Burdick ($3,554), Mr. Lester ($12,200), Mr. Qureshi ($12,200), and Mr. Bourdon ($2,077), and, for Mr.

Lester, also includes $260,719 paid to Alert5 Consulting, LLC (“Alert5”), a company owned by Mr. Lester, for services provided by Mr. Lester pursuant to consulting agreements with the Company, described below, and $4,856 paid to Mr. Lester in respect of subsidized health, dental and other insurance plan continuation coverage following his termination of employment. The amount reported in this column for 2021 reflects fees paid to Mr. Lester ($52,143) pursuant to the management services agreement, matching contributions made under our 401(k) plan on behalf of Mr. Lester ($11,600), and $100,000 paid to Alert5 for consulting services.
(6)
Mr. Burdick was appointed as our Chief Executive Officer effective September 7, 2022.
(7)
Mr. Lester retired from his position as President and Chief Executive Officer effective September 7, 2022.
(8)
Mr. Qureshi served as our Chief Growth Officer until he was appointed Chief Operating Officer effective July 1, 2022. Mr. Qureshi was appointed President, in addition to his position as Chief Operating Officer, effective September 7, 2022. No amounts are reported for Mr. Qureshi for 2021 because he was not a named executive officer for such year.
(9)
Mr. Bourdon was appointed as our Chief Financial Officer and Treasurer effective November 10, 2022.

Overview

Our executive compensation program is designed to attract, retain and reward key employees, to incentivize them to achieve key performance goals, and to align their interests with the interests of our stockholders. The compensation committee is generally responsible for determining the compensation of our executive officers, and our Chief Executive Officer generally makes recommendations to our compensation committee about the compensation of his direct reports.

Independent Compensation Consultant

In 2022, the compensation committee engaged Pay Governance, an independent compensation consulting firm, to assist it in evaluating the Company’s executive and director compensation practices, including program design, identification of an appropriate peer group for compensation comparison purposes and providing pay benchmarking data. Prior to engaging Pay Governance, the compensation committee assessed the independence of Pay Governance from management and, on the basis of that assessment and taking into consideration the independence factors that are required to be considered under applicable Nasdaq rules, satisfied itself that no relationships exist that would create a conflict of interest or that would impact Pay Governance’s independence.

2022 Base Salary and Annual Bonus

The base salaries of our named executive officers are initially set forth in their respective employment agreements, and are subject to annual review by our Board of Directors or the compensation committee. For 2022, the base salary for each of Mr. Burdick, Mr. Lester, Mr. Qureshi, and Mr. Bourdon was initially $700,000, $350,204, $330,000, and $500,000, respectively. In August 2022, Mr. Lester’s base salary was increased to $511,200, effective July 1, 2022. Alert5 also received consulting fees of $100,000 per year during Mr. Lester's employment with the Company.

With respect to 2022, each of Mr. Burdick, Mr. Lester, and Mr. Qureshi was eligible to receive an annual bonus. Mr. Bourdon, who commenced employment with us in November 2022, was not eligible for a 2022 annual bonus. For 2022, the target bonus amount, expressed as a percentage of base salary, for each of Mr. Burdick, Mr. Lester, and Mr. Qureshi was as follows: 100%, 100%, and 75%, respectively (prorated for each of Mr. Burdick and Mr. Lester to reflect his partial year of employment). Annual bonuses for fiscal year 2022 for our named executive officers were based on the attainment of corporate performance goals as determined by our Board of Directors or the compensation committee. The corporate performance goals for 2022 related to revenue and Adjusted EBITDA margin targets. For 2022, the Company did not achieve the threshold revenue and Adjusted EBITDA margin goals required under the annual bonus program, and as a result, none of our named executive officers received a 2022 annual bonus.

Agreements with Our Named Executive Officers

Each of our currently employed named executive officers is party to an employment agreement with us that sets forth the terms and conditions of his employment. The material terms of the agreements are described below. The terms “cause” and “good reason” referred to below are defined in the respective named executive officer’s agreement.

Mr. Burdick. In connection with his appointment as Chief Executive Officer, effective September 7, 2022, we entered into an employment agreement with Mr. Burdick that provides for an entitlement to an annual base salary of $700,000 and an annual bonus opportunity, pro-rated for 2022, with a target equal to 100% of his base salary and with the actual amount of such bonus based upon achievement of performance objectives determined by our Board of Directors or the compensation committee. Under the agreement, Mr. Burdick is entitled to reimbursement for business expenses (including annual access to a maximum of fifty (50) flight hours of private aircraft service for business travel) in accordance with the Company’s reimbursement policies.

Mr. Qureshi. On May 14, 2020, we entered into an amended and restated employment agreement with Mr. Qureshi that provides for his entitlement to an annual base salary and incentive bonus opportunity, each of which has subsequently been increased. In connection with his promotion to President, in addition to his role as Chief Operating Officer, on September 7, 2022, we entered into a letter agreement with Mr. Qureshi that provides for a target annual bonus equal to 75% of his annual base salary commencing for 2022.

Mr. Bourdon. In connection with his appointment as Chief Financial Officer and Treasurer of the Company, effective November 10, 2022, we entered into an employment agreement with Mr. Bourdon that provides for an entitlement to an annual base salary of $500,000 and, beginning for calendar year 2023, an annual bonus opportunity with a target equal to 75% of his base salary and with the actual amount of such bonus based upon achievement of performance objectives determined by our Board of Directors or the compensation committee. In connection with his commencement of employment, pursuant to his employment agreement, the Company issued Mr. Bourdon a one-time signing bonus in the amount of $1,000,000, payable in shares of the Company’s common stock based on the closing price of the Company’s common stock on November 10, 2022 and which is subject to repayment by Mr. Bourdon if his employment terminates prior to November 10, 2026 for any reason other than as a result of a termination of employment by the Company without cause or a resignation by Mr. Bourdon for good reason.

Each of our named executive officers is bound by certain restrictive covenant obligations, including covenants relating to confidentiality and assignment of inventions, as well as covenants not to compete or solicit certain of our service providers, customers, and suppliers during his employment and for eighteen (18) months after termination of employment. In addition, in connection with his sale of equity interests in the TPG Acquisition (as defined below), Mr. Qureshi agreed not to disparage, compete, or solicit certain of our service providers for a period of four years, and not to disclose confidential information for a period of five years, in each case, after May 14, 2020.

Severance Upon Termination of Employment; Change in Control.

Mr. Burdick. Under his employment agreement, if Mr. Burdick’s employment is terminated by the Company without cause or if Mr. Burdick resigns for good reason, he will be entitled to receive: (i) continued payment of his base salary for a period of eighteen (18) months following termination, (ii) an amount equal to his annual bonus for the year of termination, based on actual performance and pro-rated to reflect the portion of the calendar year during which he was employed (“Pro-Rata Bonus”), (iii) payment of his full COBRA premiums for eighteen (18) months following his termination, subject to his eligibility for, and timely election of, COBRA coverage, and (iv) if Mr. Burdick elects to continue his participation in our insurance plans, other than the health and dental insurance plans, payment of his full premium cost for eighteen (18) months following his termination, subject to his eligibility for such continued participation. If his employment is terminated due to his death or disability, he will receive a Pro-Rata Bonus and, upon a termination due to his disability, six months of base salary continuation (reduced by any wage continuation payments received under any of our health and disability insurance plans). Mr. Burdick is also eligible to receive severance payments and benefits under our Severance and Change in Control Policy (as amended from time to time, the “Change in Control Policy”), as described below, upon a termination of his employment in certain circumstances within the specified change in control period (without duplication with respect to any severance benefits he is entitled to under his employment agreement), which payments and benefits shall be no less favorable than those in effect under the policy on the effective date of his employment agreement.

Mr. Qureshi. Under his amended and restated employment agreement, if Mr. Qureshi’s employment is terminated by the Company without cause or if Mr. Qureshi resigns for good reason, he will be entitled to receive: (i) continued payment of his base salary for a period of six months following termination, (ii) payment of his full COBRA premiums for six months following his termination, subject to his eligibility for, and timely election of, COBRA coverage, and (iii) if Mr. Qureshi elects to continue his participation in our insurance plans, other than the health and dental insurance plans, payment of his full premium cost for six months following his termination, subject to his eligibility for such continued participation. If his employment is terminated due to his disability, he will receive six months of base salary continuation (reduced by any wage continuation payments received under any of our health and disability insurance plans). Mr. Qureshi is also eligible to receive benefits under the Change in Control Policy, as described below, but without duplication of any severance benefits payable under his employment agreement.

Mr. Bourdon. Under his employment agreement, if Mr. Bourdon’s employment is terminated by the Company without cause or if Mr. Bourdon resigns for good reason, he will be entitled to receive: (i) continued payment of his base salary for a period of twelve (12) months following termination, (ii) payment of his full COBRA premiums for twelve (12) months following his termination, subject to his eligibility for, and timely election of, COBRA coverage, and (iii) if Mr. Bourdon elects to continue his participation in our insurance plans, other than the health and dental insurance plans, payment of his full premium cost for twelve (12) months following his termination, subject to his eligibility for such continued participation. Mr. Bourdon is also eligible to receive severance payments and benefits under the Change in Control, as described below, upon a termination of his employment in certain circumstances within the specified change in control period (without duplication with respect to any severance benefits he is entitled to under his employment agreement), which payments and benefits shall be no less favorable than those in effect under the policy on the effective date of his employment agreement.

Change in Control Policy. On August 9, 2022, our Board of Directors approved the Change in Control Policy pursuant to which certain of our employees are eligible to participate, including each of our currently employed named executive officers. The terms “cause,” “good reason,” and “change in control” referred to below are defined in the Change in Control Policy.

Under the Change in Control Policy, if a participant’s employment is terminated by the Company without cause or by the participant for good reason, in either case other than during the period beginning six months before a change in control and ending twelve (12) months after the change in control, he or she will be eligible to receive: (i) continued payment of his or base salary for a period of twelve (12) months following termination, (ii) monthly payments equal to the participant’s premium costs for continued coverage under our health, dental and other insurance plans, and (iii) for our Chief Executive Officer only, a pro-rata portion of the Chief Executive Officer’s annual cash bonus for the year of termination based on actual performance.

Under the Change in Control Policy, if a participant’s employment is terminated by the Company without cause or by the participant for good reason, in either case during the period beginning six months before a change in control and ending twelve (12) months after the change in control, the participant will be eligible to receive: (i) a lump sum payment equal to twelve (12) months of the participant’s base salary (or twenty-four (24) months for our Chief Executive Officer), (ii) a lump sum payment equal to the participant’s target annual bonus for the year of termination, (iii) twelve (12) monthly payments (or twenty-four (24) for our Chief Executive Officer) equal to the participant’s premium costs for continued coverage under our health, dental and other insurance plans, and (iv) except to the extent that an award agreement or employment agreement entered into before the effective date of the Change in Control Policy provides for more favorable vesting terms or the terms of an award agreement entered after the effective date of the Change in Control Policy provides otherwise, (x) full acceleration of the vesting of all of the participant’s unvested and outstanding time-based equity awards and performance-based equity awards originally granted on or after June 9, 2021 (it being understood that such performance-based awards shall be deemed earned at the change in control assuming target performance and shall thereafter be converted into time-based equity awards) and (y) vesting of the participant’s unvested and outstanding performance-based equity awards originally granted prior to June 9, 2021 based on actual performance through the change in control.

Severance Subject to Release of Claims and Compliance with Restrictive Covenants. Our obligation to provide severance payments and other benefits to any named executive officer under an employment agreement (other than in connection with a termination due to death) or under the Change in Control Policy is conditioned on the executive signing a release of claims in our favor and continued compliance with any restrictive covenant obligations owed to us.

Section 280G of the Code. The Change in Control Policy provides for a Section 280G “better of provision” such that payments or benefits that each participant receives in connection with a change in control will be reduced to the extent necessary to avoid the imposition of any excise tax under Sections 280G and 4999 of the Code if such reduction would result in a greater after tax payment amount for such participant than if he or she had been paid the full amount of such payments or benefits, with such amount subject to the excise tax.

Lester Separation

In connection with Mr. Lester’s termination of employment as President and Chief Executive Officer effective September 7, 2022, Mr. Lester, Alert5, the Company and certain affiliates of the Company entered into a separation agreement, as well as amendments to certain of Mr. Lester’s equity awards, and Mr. Lester, Alert5 and the Company entered into a new consulting agreement (together, the “Separation Documents”). Under the Separation Documents, the Company agreed to provide Mr. Lester subsidized health, dental and other insurance plan continuation coverage for twelve (12) months following his termination of employment and an annual bonus for 2022 based on actual performance and pro-rated to reflect the portion of 2022 that he was employed, and agreed to pay Alert5 $50,933.33 per month in respect of consulting services through September 7, 2023.

In addition, the equity awards previously granted to Mr. Lester will continue to be eligible to vest for the duration of the consulting period, and such equity awards were modified as follows: (i) if Alert5’s services are terminated by the Company for any reason other than cause or terminate as a result of the end of the consulting period, the RSUs granted to Mr. Lester in 2021 will vest in full, (ii) if Alert5’s services are terminated by the Company for any reason other than cause or terminate as a result of the end of the consulting period, the RSUs granted to Mr. Lester in 2022 ordinarily scheduled to vest on or prior to September 7, 2024 will vest in full, and (iii) the restricted shares granted to Mr. Lester that were subject to time-based vesting conditions vested in full upon Mr. Lester’s termination of employment. In addition, pursuant to the Separation Documents, Mr. Lester has agreed that, until the two-year anniversary of the Company’s initial public offering, Company equity owned by Mr. Lester will remain subject to certain transfer restrictions. Mr. Lester also would have been eligible to receive certain additional payments and benefits in the event of a change in control occurring within six months following the termination of his employment. Under the Separation Documents, Mr. Lester and Alert5 agreed to a release of claims in favor of the Company and its affiliates, and the Company and its affiliates agreed to a release of claims in favor of Mr. Lester and Alert5. The payments and benefits under the Separation Documents are conditioned on Mr. Lester’s continued compliance with the restrictive covenants by which he is bound.

Equity Compensation

In April 2022, Messrs. Lester and Qureshi were each granted time-based and performance-based RSUs, as follows:

	Time-Based RSUs	Performance-Based RSUs
Michael K. Lester	289,080	578,158
Danish Qureshi	111,665	111,665

The time-based RSUs vest as to 25% of the RSUs on each of the first four anniversaries of April 1, 2022, generally subject to continued service through the vesting date. The performance-based RSUs are earned based on the achievement of pre-established revenue targets (up to 50%) and pre-established adjusted EBITDA targets (up to 50%) for each of 2022, 2023, and 2024 (1/3 each year) and vest on the date the achievement of such targets is determined by our Board of Directors or compensation committee, in each case, generally subject to continued service through such vesting date. The number of performance-based RSUs that vest with respect to each one-year performance period is determined based on the level at which the applicable target is achieved and can range from 0% to 100% of the RSUs subject to each portion of the award, with no interpolation for performance between threshold and target levels. The revenue and adjusted EBITDA targets were not established for the 2023 and 2024 performance periods prior to December 31, 2022 and, as a result, the shares subject to such portions of the performance-based RSU awards were not considered to be granted during 2022 from an accounting perspective and are therefore not included in the Summary Compensation Table or the Outstanding Equity Awards at Fiscal Year-end Table. The portion of the performance-based RSUs granted in 2022 to Mr. Lester and Mr. Qureshi with a performance period ending December 31, 2022 were forfeited in 2023 upon the compensation committee’s determination that the performance conditions stated in the award were not achieved.

In connection with Mr. Burdick’s appointment as Chief Executive Officer and Mr. Qureshi’s promotion to President, on September 7, 2022, Mr. Burdick was granted an option to purchase 9,404,539 shares of our common stock and Mr. Qureshi was granted an option to purchase 2,821,362 shares of our common stock. Mr. Bourdon was granted an option to purchase 1,250,000 shares of our common stock in connection with his appointment as Chief Financial Officer and Treasurer on November 10, 2022. For each such option, one-third (1/3) of the underlying shares are subject to time-based vesting over four years and two-thirds (2/3) of the underlying shares are subject to time- and performance-based vesting based on our average trading stock price on specified measurement dates, in each case, generally subject to the named executive officer’s continued service with us through the applicable vesting date. Upon a change in control, the performance-based options will vest based on actual performance through such change in control. If the named executive officer’s employment is terminated by us without cause or by him for good reason, in either case, within six months prior to or within twelve (12) months following a change in control, the time-based options will vest in full upon the later of the change in control or such termination of employment. If the named executive officer’s employment is terminated by us without cause or by him for good reason, in either case, within six months prior to a change in control, the performance-based options will remain outstanding and eligible to vest in connection with such change in control. On December 28, 2022, the compensation committee amended the vesting conditions applicable to these options. This amendment did not result in any incremental non-cash compensation charge during 2022.

Employee and Retirement Benefits

We currently provide broad-based health and welfare benefits that are available to our full-time employees, including our currently employed named executive officers, including health, life, vision, and dental insurance. In addition, we maintain a 401(k) retirement plan for our employees. The 401(k) plan also provides for matching employer contributions. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers.

Outstanding Equity Awards at Fiscal Year-end Table

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2022:

			Option Awards							Stock Awards
Name	Grant Date	Vesting Start Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Kenneth Burdick	9/7/2022	9/7/2022	—	3,134,846	(2)	6,269,693	(3)	7.61	9/7/2032	—		—	—		—
Michael K. Lester	5/14/2020	—	—	—		—		—	—	—		—	4,520,975	(4)	22,333,617
	6/9/2021	—	—	—		—		—	—	1,101,964	(5)	5,443,702	—		—
	4/21/2022	4/1/2022	—	—		—		—	—	289,080	(6)	1,428,055	—		—
	4/21/2022	—	—	—		—		—	—	96,360	(7)	476,018	—		—
Danish Qureshi	5/14/2020	—	—	—		—		—	—	502,312	(8)	2,481,421	1,506,991	(4)	7,444,536
	6/9/2021	—	—	—		—		—	—	367,321	(5)	1,814,566	—		—
	4/21/2022	4/1/2022	—	—		—		—	—	111,665	(6)	551,625	—		—
	4/21/2022	—	—	—		—		—	—	18,611	(7)	91,938	—		—
	9/7/2022	9/7/2022	—	940,454	(2)	1,880,908	(3)	7.61	9/7/2032	—		—	—		—
David Bourdon	11/10/2022	11/10/2022	—	416,666	(2)	833,334	(3)	5.53	11/10/2032	—		—	—		—
(1)
Based on the closing price of a share of our common stock on December 31, 2022 ($4.94).

(2)
Represents options to purchase shares of our common stock that vest in equal installments on each of the first four anniversaries of the vesting start date listed above, generally subject to the named executive officer’s continued service through each such vesting date.
(3)
Represents options to purchase shares of our common stock that are subject to time- and performance-based vesting, with 25% of the shares subject to such options eligible to vest on each of the first four anniversaries of the vesting start date listed above to the extent specified average trading stock price hurdles are achieved, generally subject to the named executive officer’s continued service.
(4)
Represents shares of restricted stock received in exchange for Class B Units held by the named executive officer in connection with our initial public offering that are subject to performance-based vesting conditions and are eligible to vest depending on TPG’s achievement of specified return on investment thresholds, which may be satisfied based on our average trading stock price on specified measurement dates, generally subject to the named executive officer’s continued service with us through the applicable vesting date.
(5)
Represents RSUs that vest as to one-half (1/2) of the RSUs on each of June 9, 2023 and June 9, 2024, generally subject to the named executive officer’s continued service through the applicable vesting date.
(6)
Represents RSUs that vest as to one-fourth (1/4) of the RSUs on each of the first four anniversaries of the vesting start date listed above, generally subject to the named executive officer’s continued service through the applicable vesting date.
(7)
Represents performance-based RSUs that have a one-year performance period ending on December 31, 2022 that were eligible to vest in 2023 upon the compensation committee’s determination of the achievement of pre-established performance metrics, generally subject to the named executive officer’s continued service through such vesting date. The number of RSUs reported in the table are based on threshold performance (50%). These RSUs were forfeited in 2023 upon the compensation committee’s determination that the performance conditions stated in the award were not achieved. Does not include any performance-based RSUs that are eligible to vest based on performance during 2023 or 2024, as such RSUs were not considered to have been granted from an accounting perspective prior to December 31, 2022. For a detailed description of the vesting terms, see “Equity Compensation” above.
(8)
Represents shares of restricted stock received in exchange for Class B Units held by Mr. Qureshi in connection with our initial public offering that are subject to time-based vesting on May 14, 2023, generally subject to Mr. Qureshi’s continued service through such date. These restricted shares will fully vest upon TPG’s achievement of specified return on investment thresholds during Mr. Qureshi’s employment or upon a sale of LifeStance TopCo, L.P. that occurs within the three-month period following Mr. Qureshi’s termination of employment by us without cause or by Mr. Qureshi for good reason.

Director Compensation

None of our non-employee directors received compensation in respect of their service on our Board of Directors during the fiscal year ended December 31, 2022. Each of Mr. Burdick’s and Mr. Lester’s compensation for 2022 is included with that of our other named executive officers above. As of December 31, 2022, our non-employee directors held the following shares of unvested restricted stock and unvested RSUs:

Non-employee Director	Number of Unvested Shares of Restricted Stock	Number of Unvested RSUs
Robert Bessler	62,295	—
Darren Black	—	—
Jeffrey Crisan	—	—
William Miller	56,116	24,197
Jeffrey Rhodes	—	—
Eric Shuey	62,295	—
Katherine Wood	—	—
Seema Verma	—	43,750

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions and a brief account of the business experience of the individuals who serve as our executive officers as of April 14, 2023.

Name	Age	Position
Kenneth Burdick	64	Chairman of the Board of Directors and Chief Executive Officer
David Bourdon	54	Chief Financial Officer and Treasurer
Warren Gouk	50	Chief Administrative Officer
Kevin M. Mullins	37	Chief Development Officer
Pablo Pantaleoni	34	Chief Digital Officer
Ryan Pardo	46	Chief Legal Officer and Secretary
Anisha Patel-Dunn, D.O.	46	Chief Medical Officer
Danish J. Qureshi	38	Chief Operating Officer and President
Ann Varanakis	45	Chief People Officer

The background of Kenneth Burdick is described above under “Board of Directors.”

David Bourdon has served as our Chief Financial Officer and Treasurer since November 2022. Prior to joining LifeStance, Mr. Bourdon served as the Chief Financial Officer of Magellan Health, Inc., from September 2020 until November 2022. Mr. Bourdon previously served in multiple roles at Cigna Corporation since 1999, including as Senior Vice President, Chief Financial Officer - Integrated Medical, International Markets and Group Life & Disability of Cigna from December 2018 through September 2020, Chief Financial Officer, Cigna U.S. Commercial Employer Healthcare and Group Life & Disability from June 2017 through December 2018 and as Chief Financial Officer, Cigna International Markets from August 2013 through May 2017. Mr. Bourdon holds a Bachelor of Science from the United States Coast Guard Academy and an MBA from the University of Maryland, Robert H. Smith School of Business.

Warren Gouk has served as our Chief Administrative Officer since 2021 and served as our Chief Financial Officer from 2018 to March 2021. Prior to joining LifeStance, Mr. Gouk was the Chief Operating Officer at Limeade from 2015 until 2018, where he focused on building and leading teams to help scale operations, enhance customer delivery and implementation, drive the customer success organization and manage all aspects of financial reporting and planning. Prior to that, Mr. Gouk was the General Manager and SVP of LexisNexis Healthcare where he was responsible for managing a strategy to build a large, high-growth health care business through acquisitions and organic growth. Mr. Gouk holds a Bachelor of Commerce in finance & economics from University of British Columbia and maintains professional designations as a Charter Financial Analyst and Chartered Professional Accountant.

Kevin M. Mullins has served as our Chief Development Officer since 2017. Prior to joining LifeStance, Mr. Mullins was a Vice President at Summit Partners from 2015 until 2017, and previously held positions as an associate and senior associate at Summit Partners from 2008 until 2013. While at Summit Partners, Mr. Mullins was responsible for investments in the health care services and life sciences sector. Previously, Mr. Mullins worked in the Healthcare Investment Banking Group at Leerink Partners. He holds a Bachelor of Arts in physics and economics from Bowdoin College and a Master of Business Administration from the Stanford Graduate School of Business.

Pablo Pantaleoni has served as our Chief Digital Officer since 2020. Prior to joining LifeStance, served as Vice President, Global Strategy and New Ventures of Headspace, Inc. from 2019 until 2020, leading a team focused on Headspace’s global corporate strategy, technology and regulatory strategy, design research, and new ventures. Prior to Headspace, Mr. Pantaleoni served as a Senior Director of Health and Venture Design at IDEO, from 2017 until 2019, a leading design and innovation consultancy. Prior to IDEO, he co-founded Medtep in 2011, a digital health startup that facilitates lasting behavioral changes by personalizing validated prevention and treatment plans. Mr. Pantaleoni co-leads the Digital Health NEXT Program at Stanford Biodesign since 2018, where he guides students to start their own businesses in digital health. Mr. Pantaleoni holds a master’s in Business Technology from the Ramon Llull University, and a Bachelor’s degree in Economics and Business Administration from Pompeu Fabra University.

Ryan Pardo has served as our Chief Legal Officer and Secretary since 2017. Prior to joining LifeStance, Mr. Pardo served as General Counsel at Liberty Dialysis until its acquisition by Fresenius Medical Care in 2012 when he subsequently served in a mergers and acquisitions and business development capacity for Fresenius. In addition, Mr. Pardo cofounded and served as a director and in an executive capacity overseeing value-based program design, lobbying and analytics in addition to core legal issues at Liberty Health Partners, which merged with Signify Health. Mr. Pardo also served as general counsel for AIM Consulting, a technology consulting company. Previously, he served as Corporate Counsel at Eddie Bauer Holdings, leading the securities law reporting function prior to their going private transaction. Prior to entering the corporate world, Mr. Pardo practiced corporate finance and acquisitions at the law firm Dorsey & Whitney LLP. Mr. Pardo holds an undergraduate degree in Economics from Stanford University and a JD from Harvard Law School.

Anisha Patel-Dunn, D.O., has served as our Chief Medical Officer since 2019. Prior to joining LifeStance, Dr. Patel-Dunn co-founded Pacific Coast Psychiatric Associates, for which she had served as Chief Executive Officer and President since 2006. Dr. Patel-Dunn holds a BS in Biology from Emory University and received her medical degree from The College of Osteopathic Medicine of the Pacific at Western University of Health Sciences. She completed her adult psychiatry residency training at California Pacific Medical Center and is a Board Certified Adult Psychiatrist.

Danish J. Qureshi is a co-founder of LifeStance and has served as our President and Chief Operating Officer since 2022, and served as our Chief Growth Officer from 2017 until 2022. Mr. Qureshi also serves on the board of directors of Intuitive Health, a private company. Prior to joining LifeStance, Mr. Qureshi served as the Senior Vice President of Strategic Initiatives at Accelecare Wound Centers, Inc., and Chief Operating Officer of Accelecare’s post-acute division, Accelecare Wound Professionals, LLC from 2010 until 2015. Prior to Accelecare, Mr. Qureshi worked at Nautic Partners, a mid-market private equity firm, with a focus on health care services. He began his career as a management consultant with Bain & Co. Mr. Qureshi received his Bachelor of Arts degree from Northwestern University.

Ann Varanakis has served as our Chief People Officer since February 2023. Previously, Ms. Varanakis served as our Senior Vice President, Talent and ESG since 2022. Prior to joining LifeStance, Ms. Varanakis served in various leadership roles at Discover Financial Services from 2012 until 2022, including as Vice President, Enterprise Workforce Management & Operations Analytics from 2014 until 2022. Prior to Discover Financial Services, Ms. Varanakis, served in various roles at Pfizer, Inc. from 2002 until 2011. Ms. Varanakis received a Bachelor of Science degree from the University of Utah and a Master of Science degree from Northwestern University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership

The following tables set forth information with respect to the beneficial ownership of our common stock for (a) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock, (b) each member of our Board of Directors, (c) each of our named executive officers, and (d) all of our directors and executive officers as a group. For our directors and officers, the information is as of April 14, 2023. For other stockholders who beneficially own more than 5% of our outstanding shares of common stock, the shares owned are as of the dates provided in the most recent filings made by such stockholder with the SEC.

Beneficial ownership is determined in accordance with SEC rules. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. To our knowledge, except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by that person.

The percentage of shares beneficially owned is computed on the basis of 376,763,399 shares of our common stock outstanding as of April 14, 2023. Unless otherwise indicated below, the address for each beneficial owner listed is c/o LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 6000, Scottsdale, Arizona 85251.

	Shares of common stock beneficially owned
Name of beneficial owner	Number	Percentage
5% Stockholders
Parties to the Stockholders Agreement (1)	240,560,530	63.8%
TPG VIII Lynnwood Holdings Aggregation, L.P. (2)	175,284,635	46.5%
Summit Partners and affiliates (3)	45,734,703	12.1%
FMR, LLC (4)	28,806,944	7.6%
Silversmith Capital Partners and affiliates (5)	19,541,192	5.2%
Directors and Named Executive Officers
Kenneth Burdick	—	*
Danish Qureshi (6)	9,863,248	2.6%
David Bourdon (7)	103,760	*
Robert Bessler (8)	3,040,694	*
Darren Black (9)	—	*
Jeffrey Crisan (10)	—	*
William Miller (11)	382,254	*
Jeffrey Rhodes (12)	—	*
Eric Shuey (13)	1,110,924	*
Katherine Wood (12)	—	*
Seema Verma (14)	39,770	*
All current and former executive officers and directors as a group (17 persons) (15)	31,943,213	8.5%
Former Named Executive Officers
Michael K. Lester (16)	19,993,012	5.3%

* Less than one percent

(1)
In connection with our initial public offering, we entered into a stockholders agreement whereby, among other things, (i) TPG, Summit and Silversmith have the right to nominate directors and (ii) the stockholders party thereto, which include TPG, Summit and Silversmith, agree to vote for such nominees. See “Certain Relationships and Related Party Transactions—Stockholders Agreement”.
(2)
Based on a Schedule 13G filed by TPG GP A, LLC on February 11, 2022. Each of TPG GP A, LLC David Bonderman, James Coulter and Jon Winkelreid have shared voting and dispositive power with respect to 175,284,635 shares held directly by TPG VIII Lynnwood Holdings Aggregation, L.P. The principal business address of each of the reporting persons is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(3)
Based on the Schedule 13G filed by Summit Partners, L.P. on February 4, 2022. Summit Partners, L.P. has shared voting and dispositive power with respect to 45,734,703 shares, Summit Partners Growth Equity Fund IX-A, L.P. has shared voting and dispositive power with respect to 28,006,042 shares, Summit Partners Growth Equity Fund IX-B, L.P. has shared voting and dispositive power with respect to 17,486,585 shares, Summit Investors GE IX/VC IV (UK), L.P. has shared voting and dispositive power with respect to 20,450 shares, Summit Partners Entrepreneur Advisors Fund II, L.P. has shared voting and dispositive power with respect to 26,134 shares, and Summit Investors GE IX/VC IV, LLC has shared voting and dispositive power with respect to 195,492 shares. The principal business address of each of the reporting persons is 222 Berkeley Street, 18th Floor, Boston, MA 02116.
(4)
Based on information filed with the SEC in a Schedule 13G/A on February 9, 2023. FMR LLC has sole voting power with respect to 28,802,301 shares and sole dispositive power with respect to 28,806,944 shares. FMR LLC’s address is 245 Summer Street, Boston, MA 02210.
(5)
Based on a Schedule 13G filed by Silversmith Partners I GP, LLC on February 14, 2022. Each of Silversmith Partners I GP, LLC, Silversmith Partners I GP, L.P. and Jeffrey Crisan have shared voting and dispositive power with respect to 19,541,192 shares, Silversmith Capital Partners I-A, LP has shared voting and dispositive power with respect to 13,445,426 shares, Silversmith Capital Partners I-B, LP has shared voting and dispositive power with respect to 4,863,586 shares and Silversmith Capital Partners I-C, LP has shared voting and dispositive power with respect to 1,232,180 shares. Jeffrey Crisan is a Manager of Silversmith Partners I GP, LLC. Silversmith Partners I GP, LLC is the general partner of Silversmith Partners I GP, L.P., which is the general partner of Silversmith Capital Partners I-A, LP, Silversmith Capital Partners I-B, LP and Silversmith Capital Partners I-A, LP. The address of the principal business office of each reporting person is 116 Huntington Avenue, 15th Floor, Boston, MA 02116.
(6)
Reflects 7,670,284 shares of common stock, 2,009,303 shares of unvested restricted stock that Mr. Qureshi has the ability to vote and 183,661 restricted stock units that will vest within 60 days of April 14, 2023.
(7)
Reflects 103,760 shares of common stock.
(8)
Reflects 2,978,399 shares of common stock and 62,295 shares of unvested restricted stock that Mr. Bessler has the ability to vote.
(9)
Does not include shares beneficially owned by the Summit Entities. Mr. Black is a Managing Director of Summit Partners, L.P. The address of Mr. Black is 222 Berkeley Street, 18th Floor, Boston, MA 02116.
(10)
Does not include shares beneficially owned by the Silversmith Entities. Mr. Crisan is a Managing Director of Silversmith Partners 1 GP, LLC. The address of Mr. Crisan is 116 Huntington Avenue, 15th Floor, Boston, MA 02116.
(11)
Reflects 337,361 shares of common stock and 44,893 shares of unvested restricted stock that Mr. Miller has the ability to vote.
(12)
Does not include shares beneficially owned by TPG VIII Lynnwood. Mr. Rhodes is a Partner of TPG. Ms. Wood is also a Partner of TPG. The address of each of Mr. Rhodes and Ms. Wood is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(13)
Reflects 1,048,629 shares of common stock and 62,295 shares of unvested restricted stock that Mr. Shuey has the ability to vote.
(14)
Reflects 39,770 shares of common stock.
(15)
Reflects 23,491,314 shares of common stock held by our current directors and executive officers as a group, 7,760,181 shares of unvested restricted stock that our current directors and executive officers have the ability to vote and 691,718 restricted stock units that will vest within 60 days of April 14, 2023.
(16)
Based on information filed with the SEC in a Schedule 13G/A on February 13, 2023. Michael K. Lester has sole voting power with respect to 19,993,012 shares and sole dispositive power with respect to 19,993,012 shares. Michael K. Lester’s address is 4800 N. Scottsdale Road, Suite 6000, Scottsdale, Arizona 85251.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022:

	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Plans (excluding securities listed in first column)(3)
Equity compensation plans approved by security holders	27,678,608	7.42	49,332,418
Equity compensation plans not approved by security holders	—	—	—
Total	27,678,608	7.42	49,332,418
(1)
Total reflects shares issuable upon the vesting of restricted stock units and exercise of outstanding options granted pursuant to the LifeStance Health Group, Inc. 2021 Equity Incentive Plan as of December 31, 2022.
(2)
Outstanding restricted stock units have no exercise price and are therefore excluded from the weighted average exercise price calculation.
(3)
Total reflects shares available for future issuance under the LifeStance Health Group, Inc. 2021 Equity Incentive Plan and the LifeStance Health Group, Inc. 2021 Employee Stock Purchase Plan, in each case, as of December 31, 2022.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors, executive officers, and greater than 10% stockholders file reports with the SEC relating to their initial beneficial ownership of our securities and any subsequent changes. These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. They must also provide us with copies of the reports.

Based solely on a review of the copies of such forms in our possession, and on written representations from the reporting persons, we believe that all of these reporting persons complied with their filing requirements for the year ended December 31, 2022, except for the report on Form 4 filed by Warren Gouk on June 14, 2022, reporting a transaction that occurred on June 9, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the equity and other compensation arrangements discussed in the section titled “Executive and Director Compensation,” the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:

•
we have been or are to be a participant;
•
the amount involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Stockholders Agreement

On June 9, 2021, we entered into a stockholders agreement with certain of our stockholders, including investment entities affiliated with our Sponsor Investors (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, we are required to take all necessary action to cause the Board of Directors and its committees to include director candidates designated by our Sponsor Investors in the slate of director nominees recommended by the Board of Directors for election by our stockholders. The Stockholders Agreement also provides that we will obtain customary director indemnity insurance and enter into indemnification agreements with our Sponsor Investors’ respective director designees.

Registration Rights Agreement

On June 9, 2021, we entered into a registration rights agreement with certain of our stockholders, including our executive officers and investment entities affiliated with our Sponsor Investors. The registration rights agreement provides our Sponsor Investors and certain other holders with registration rights whereby our Sponsor Investors or our Chief Executive Officer, on behalf of certain other holders, can require us to register under the Securities Act shares of common stock, and the stockholders party to the agreement have certain rights to sell their shares in registered offerings initiated by us, our Sponsor Investors or certain other holders. The registration rights agreement also provides that we will use our best efforts to file a registration statement on Form S-3 for the resale of registrable securities held by our Sponsor Investors, as soon as we are eligible to do so.

Stock Transfer Restriction Agreement

On June 9, 2021, we entered into a stock transfer restriction agreement with certain of our stockholders, including our executive officers and investment entities affiliated with our Sponsor Investors. Pursuant to the stock transfer restriction agreement, (i) Summit and Silversmith agree that, for 24 months following the closing of our initial public offering (or such earlier time that Summit or Silversmith, as applicable, no longer has the right to nominate a director to serve on the Board of Directors and no longer has a representative serving on the Board of Directors), Summit and Silversmith will not transfer shares of common stock exceeding the pro rata percentage of shares of common stock sold by TPG prior to such time, (ii) certain of our executive officers agree that, for 24 months following the closing of our initial public offering, each executive officer will not transfer shares of our common stock exceeding the greater of the pro rata percentage of shares of common stock sold by TPG prior to such time or 5.0% of such executive officer’s vested equity and (iii) certain of our employees and other stockholders agree that, for 12 months following the closing of our initial public offering, each such holder will not transfer shares of our common stock exceeding 50% of such holder’s vested equity.

Credit Agreement Services

In 2022, we paid TPG, a significant shareholder of the Company, fees of $4,375,000 in exchange for arrangement and structuring services provided by TPG, Inc. in connection with the restructuring of our credit agreement, dated May 4, 2022, among LifeStance Health Holdings, Inc., Lynnwood Intermediate Holdings, Inc., Capital One, National Association, and each lender party thereto.

Certain Relationships

From time to time, we collaborate with our Sponsor Investors and/or their affiliates to source and outsource certain goods and services to obtain the best terms available. We believe that all such arrangements have been entered into in the ordinary course of business and have been negotiated on commercially reasonable terms.

Director and Officer Indemnification Agreements

We provide indemnification protection to our directors and officers pursuant to provisions contained in our certificate of incorporation and bylaws, as well as through indemnification agreements with each individual which require us to indemnify such persons to the fullest extent permitted by applicable law. Certain members of our Board of Directors (specifically, Jeffrey Rhodes, Katherine Wood, Darren Black and Jeffrey Crisan) serve as employee designees of our Sponsor Investors.

Lester Agreements

On September 8, 2022, the Company, Michael K. Lester, our Former President and Chief Executive Officer, and Alert5 Consulting LLC (“Alert5”), a company owned by Mr. Lester, entered into a consulting agreement (the “2022 Consulting Agreement”) pursuant to which Alert 5 continues to provide consulting services to the Company through September 7, 2023. Alert5 will receive $50,933.33 per month in respect of the consulting services it provides to the Company until the end of the consulting period. Pursuant to the 2022 Consulting Agreement, we paid an aggregate of $194,052 to Alert5 in 2022.

On June 1, 2020, the Company, Michael K. Lester, our Former President and Chief Executive Officer, and Alert5 entered into an independent consulting agreement pursuant to which we agreed to reimburse Alert5 for Mr. Lester’s use of certain aircraft in connection with the performance of his services under the independent consulting agreement at a fixed initial per-flight hourly rate, subject to adjustment at the end of each calendar year based on the actual fixed and out-of-pocket costs attributable or incurred, as applicable, in connection with the operation of the aircraft. Pursuant to the independent consulting agreement, we paid an aggregate of $66,667 to Alert5 2022. The independent consulting agreement was terminated and superseded by the 2022 Consulting Agreement in connection with Mr. Lester’s retirement in September 2022.

Related Person Transactions Policy

We have adopted a written policy with respect to the review, approval and ratification of related party transactions directly or indirectly involving the Company or any of its subsidiaries as a participant, and any related person, in which the aggregate amount involved exceeds $120,000. Under the policy, our audit committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our audit committee considers the relevant facts and circumstances to decide whether to approve such transactions. Related party transactions must be approved or ratified by the audit committee based on full information about the proposed transaction and the related party’s interest.

We did not have a written policy regarding the review and approval of related party transactions immediately prior to our initial public offering in June 2021. Nevertheless, with respect to such transactions, it was our policy for our Board of Directors to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed our 2022 audited consolidated financial statements with management.

The audit committee has discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the audit committee recommended to the Board that our audited consolidated financial statements be included in our 2022 Annual Report on Form 10-K for filing with the SEC.

The audit committee has also appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2023.

Respectfully submitted, THE AUDIT COMMITTEE Eric Shuey, Chair Darren Black Jeffrey Crisan

ADDITIONAL INFORMATION

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials

Pursuant to SEC Rule 14a-8, some stockholder proposals may be eligible for inclusion in the Company’s proxy statement for the 2024 annual meeting of stockholders. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than December 23, 2023.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 6000, Scottsdale, Arizona 85251. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the Annual Meeting. Assuming the date of our 2024 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2024 annual meeting must notify us no earlier than February 2, 2024 and no later than March 3, 2024. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2024 annual meeting. If you wish to obtain a free copy of our bylaws, please contact Investor Relations at LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 6000, Scottsdale, Arizona 85251, or by email at investor.relations@lifestance.com. Additionally, for stockholder nominations to the Board to be considered at the annual meeting, to the extent that Rule 14a-19 under the Exchange Act applies, the stockholder must have complied with Rule 14a-19 under the Exchange Act.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act, the section of this Proxy Statement entitled “Audit Committee Report” will not be deemed incorporated, unless otherwise specifically provided in such filing.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, may be obtained by stockholders without charge by written or oral request, or may be accessed on the Internet at www.sec.gov or www.lifestance.com.

Householding

Only one copy of the Notice is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations. Stockholders residing at the same address and currently receiving only one copy of the Notice may contact Investor Relations to request multiple copies of this Proxy Statement in the future. Stockholders residing at the same address and currently receiving multiple copies of the Notice may contact Investor Relations to request that only a single copy of the Notice be mailed in the future. Contact Investor Relations by mail at Investor Relations, LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 6000, Scottsdale, Arizona 85251, or by email at investor.relations@lifestance.com.

Voting by Telephone or the Internet

Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted by telephone or via the Internet should be received by prior to the start of the meeting to ensure your vote is recorded. Submitting your vote by telephone or via the Internet will not affect your right to vote during the meeting should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. The Company has been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law.

Stockholders voting by phone or via the Internet should understand that there may be costs associated, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Other Matters

The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the people named as proxies will have discretion to vote thereon.

Company Logo YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/LFST Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-314-4323 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/LFST P.O. BOX 8016, CARY, NC 27512-9903 LifeStance Health Group, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 14, 2023 TIME: Thursday, June 1, 2023 1:00 PM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/LFST for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints David Bourdon and Ryan Pardo (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of LifeStance Health Group, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Proposal_Page - VIFL LifeStance Health Group, Inc. Annual Meeting of Stockholders Please make your marks like this:☒ THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS Election of the three director nominees named in the Proxy Statement to serve until the 2026 annual meeting of stockholders; FOR WITHHOLD FOR Darren BlackFOR Eric ShueyFOR Robert Bessler, M.D.FOR ☐☐ ☐☐☐☐☐☐☐ AGAINST ABSTAIN Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered FOR public accounting firm for the year ended December 31, 2023; and Transacting such other business as may properly come before the meeting or any adjournment thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/LFST Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date